(10)      Investment Banking Services Agreement between
                                   Diagnon Corporation and Slusser Associates, Inc. dated March 12, 1997.

Slusser Associates, Inc.
One Citicorp Center, Suite 5100
153 East 53rd Street
New York, New York 10022

(212) 355-5235 - Fax (212) 752-3646

Christopher H. Atayan


CONFIDENTIAL

March 12, 1997

Dr. John C. Landon
Chairman, President
 and Chief Executive Officer
Diagnon Corporation
9600 Medical Center Drive
Rockville, Maryland 20850-3300

Dear John:

The following shall confirm the agreement between Diagnon Corporation ("Diagnon" or the "Company") and Slusser Associates, Inc. ("SA"), whereby SA shall provide Diagnon certain investment banking services.

Scope of Services

SA shall render the following investment banking services to Diagnon:

1.       Assist  and  advise  the   Company   in   evaluating   it's   financial
         alternatives.

2. Assist and advise in the preparation of a confidential Private Placement Memorandum describing Diagnon and its proposed activities and use of proceeds.

3.       Assist  and  advise  the  Company   in   identifying   Investors   (the
         "Investors") who may have an interest in providing capital to Diagnon.

4.       Assist and advise Diagnon in contacting the Investors.

5. Assist and advise Diagnon in making financial presentations to the Investors.

6. Assist and advise Diagnon in negotiation of the terms of any proposed investment by the Investors.

7. Assist and advise Diagnon in any other matters necessary to facilitate the financing.

         SA does not in any way guarantee or underwrite any securities proposed to be issued by Diagnon.

Dr. John C. Landon
Page 2

Other

SA is a registered broker dealer with the NASD. SA is acting strictly as a private placement agent herein, pursuant to regulation D and only deals with institutional investors.

Compensation

SA shall be compensated as follows:

SA shall receive a private placement fee of 5% of the gross proceeds raised or committed by the Investors.

Such fees shall be payable at closing and subject to a minimum of $100,000.

Expenses

Diagnon shall reimburse SA for any out-of-pocket expenses incurred in connection with the engagement herein. SA shall notify the Company in the event that it incurs any legal expenses. It is expected that the out-of-pocket expenses shall be in the range of $15,000. However, they could be higher or lower pending market conditions.

Term

The initial term ("Term") of the engagement shall be for 6 months from the date herein. Thereafter, the agreement may be terminated by Diagnon at any time upon payment of a termination fee of $25,000. However, if in the twenty-four month period following the Term, Diagnon enters into any agreement with any parties whom SA contacted or with whom significant discussions occurred during the Term of the engagement, then SA shall be due all fees as applicable.

Indemnification

Diagnon shall indemnify SA in connection with the engagement therein. Such indemnification is incorporated as Exhibit A, and will survive the expiration, termination or supercession of this agreement.

Exclusivity

The services rendered by SA therein shall be on an exclusive basis.

Dr. John C. Landon
Page 3



Construction

This agreement will be construed in accordance with the laws of the State of New York.

If the preceding is acceptable, please indicate by signing below. We look forward to working with Diagnon on this important assignment.

                                                    Sincerely,

                                                    SLUSSER ASSOCIATES, INC.


                                                    By /s/ Peter Slusser
                                                       _______________________
                                                       Peter Slusser
                                                       President



                                                    By /s/ Christopher Atayan
                                                       _______________________
                                                       Christopher H. Atayan
                                                       Principal

Accepted and agreed:

DIAGNON CORPORATION



By /s/ John C. Landon
   ____________________
   John C. Landon
   Chairman, President and Chief Executive Officer

                              Diagnon Corporation
                           9600 Medical Center Drive
                         Rockville, Maryland 20850-3300


                                                                       Exhibit A

Slusser Associates, Inc.
153 East 53rd Street, Suite 5100
New York, New York 10022

Gentlemen:

This letter will confirm that we (the undersigned also being the "Company") agree to indemnify you in connection with your retention to provide investment banking services to the Company pursuant to the engagement letter dated as of the date hereof (the "Engagement Letter"), as set forth below. The indemnification provisions of this letter will apply equally to you, your officers, directors, agents, employees and affiliates and each person, if any, who controls you or any of your affiliates (collectively, the "SA Indemnitees").

We will furnish to you such information and data (the "Information") relating to the Company as you reasonably request and will provide you with reasonable access to the Company's officers, directors, employees, counsel and independent accountants. You will not disclose the Information except to such of you and your affiliates' officers, employees and agents as need to know the Information in connection with your services under the Engagement Letter. You may rely upon the Information without independently verifying it, and you do not assume responsibility for its accuracy or completeness, whether or not you independently verify the Information, and you will not make an independent appraisal of the assets of the Company.

We will indemnify and hold harmless the SA Indemnitees from and against all losses, claims, damages and liabilities (collectively, "Liabilities") which are
(a) related to actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us or by any SA
Indemnitee with our consent or in conformity with our instructions, or (b) otherwise related to your acting pursuant to the Engagement Letter, unless, solely in the case of this clause (b) a court of competent jurisdiction determines that such Liabilities resulted primarily from an SA Indemnitee's willful misconduct or gross negligence. We will also reimburse each SA
Indemnitee for any expenses incurred, including fees and disbursements of counsel, (collectively, "Expenses") in connection with any formal or informal proceeding in connection with your acting pursuant to the Engagement Letter, whether or not an SA Indemnitee is named a party or any liability results.

Slusser Associates, Inc.                 2

Promptly after your receive notice of the commencement of any proceeding in connection with your activities pursuant to the Engagement Letter, you will notify us in writing. We will assume the defense, including the employment of counsel satisfactory to you and payment of such counsel's fees and disbursements. Should you determine that separate counsel is necessary (whether due to the existence of different defenses, potential conflicts of interest or otherwise), or if we have not assumed the defense, then you may employ separate counsel, and we shall pay such counsel's reasonable fees and disbursements as incurred.

If any indemnification or reimbursement sought pursuant to this agreement is held by a court to be unavailable for any reasons, then you and we will contribute to the Liabilities and Expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and us, on the other hand, in connection with the transaction or transactions contemplated by the Engagement Letter, which contribution by you shall in no event exceed the amount of fees actually received by you pursuant to the Engagement Letter. We both agree that the relative benefits to you and to us of any transaction or proposed transaction contemplated by the Engagement Letter shall be deemed to be in the same proportion that (1) the fee payable to you pursuant to the Engagement Letter with respect to the transaction giving rise to the Liabilities or Expenses bears to (2) the total value received or paid by or proposed to be received or paid by us in such transaction (whether or not such transaction is consummated).

In the event of any proceedings in connection with the services provided under the Engagement Letter, you agree that, if requested, your representatives will testify or otherwise assist us in preparing for testimony. We will pay you additional compensation as agreed to by us both to fully compensate you at your customary rates for testifying in connection with such proceedings or testimony and will reimburse you for all expenses reasonably incurred by you in connection with the proceedings, including the fees and disbursements of your legal counsel.

Agreed and Accepted:                              Sincerely,

SLUSSER ASSOCIATES, INC.                          DIAGNON CORPORATION



By /s/ Christopher H. Atayan                   By /s/ John C. Landon
   _________________________                      _________________________
   Christopher H. Atayan                          John C. Landon
   Principal                                      Chairman, President
                                                    and Chief Executive Officer